Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leggett & Platt, Incorporated of our report dated February 27, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

November 21, 2024